Exhibit 10.34

Execution Version

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

among

SEAPORT GROUP SIBS LLC

together with

STEELE INTERESTS SIBS LLC

STEELE INTERESTS SIBS II LLC

STEELE INTERESTS SIBS III LLC

STEELE INTERESTS SIBS IV LLC

as Lenders

and

SCANTECH AI SYSTEMS INC.

as Borrower

and

SCANTECH IDENTIFICATION BEAM SYSTEMS LLC

as Subsidiary Guarantor

Dated as at 25 September 2024

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (hereinafter this “Agreement”) made as of this 23rd day of September, 2024, between SEAPORT GROUP SIBS LLC, a limited liability company organized under the laws of Delaware (in its individual capacity as a Lender hereunder, "Seaport", and in its individual capacity as Collateral Agent hereunder, the "Agent"), and STEELE INTERESTS SIBS LLC, a limited liability company organized under the laws of Delaware, STEELE INTERESTS SIBS II LLC, a limited liability company organized under the laws of Delaware, STEELE INTERESTS SIBS III LLC, a limited liability company organized under the laws of Delaware, and STEELE INTERESTS SIBS IV LLC, a limited liability company organized under the laws of Delaware (each a “Steele Party” and collectively the “Steele Parties”), Seaport and the Steele Parties hereinafter referred to collectively as the “Lenders,” and SCANTECH AI SYSTEMS INC, a Delaware corporation (hereinafter referred to as the “Borrower”) and SCANTECH IDENTIFICATION BEAM SYSTEMS LLC, a Delaware limited liability company (hereinafter referred to as the “Subsidiary Guarantor”). Each of the foregoing parties may be referred to herein as a “Party” and collectively as the “Parties.”

w i t n e s s e t h:

WHEREAS, the Subsidiary Guarantor is party to that certain Second Amended and Restated Promissory Note and related documents, dated as of 27 March 2024 (as amended, restated, supplemented, and/or otherwise modified from time to time, the “Seaport Loan”), made by and among the Subsidiary Guarantor and Seaport, in connection with which Seaport has extended one or more loans to Subsidiary Guarantor in the principal amount of $13,000,000.00, the aggregate balance of which as at the date of Subsidiary Guarantor’s 30 June 2024 reviewed financial statements was $14,187,909, including accrued fees, interest, and other applicable charges;

WHEREAS, the Steele Parties together hold certain Senior Secured Demand Promissory Steele Notes issued by ScanTech in the initial principal amount of $2,863,000 pursuant to that certain series of senior secured demand promissory notes and security agreements dated 24 June 2014, 12 June 2015, 14 November 2018, and 30 March 2018 (collectively and including any and all amendments, modifications, supplements, or restatements thereof the “Steele Notes” and each a “Note”), the aggregate balance of which as at the date of Subsidiary Guarantor’s 30 June 2024 reviewed financial statements was $9,601,130 including accrued fees, interest, and other applicable charges;

WHEREAS, MARS ACQUISITION CORP., a Cayman Islands exempted company (together with its successors and certain of its subsidiaries, the “Purchaser”), Subsidiary Guarantor, and Borrower are parties to that certain Business Combination Agreement dated 05 September 2023, as amended (collectively with any amendments, the “Business Combination Agreement”), pursuant to which the parties thereto agreed, at the Closing thereunder, to effect a business combination transaction pursuant to which, among other things, Borrower shall merge with certain other entities including Subsidiary Guarantor and the surviving entities continue the business of Subsidiary Guarantor under the name of Borrower, shares of which are expected to be listed on the NASDAQ Stock Market (“NASDAQ”) under ticker symbol STAI upon the Closing of the Company Merger (each as defined in the Business Combination Agreement).

WHEREAS, reference is made to the Credit and Security Agreement (together with any exhibits and other documents thereto pertaining the “Credit Agreement”) being entered into concurrently herewith by the Borrower, the Lenders, the Subsidiary Guarantor, and Seaport as Agent.

WHEREAS, in light of the pending Company Merger, Subsidiary Guarantor and Seaport under the Seaport Loan and the Steele Parties under their respective Steele Notes (each an “Existing Lender” holding an “Existing Loan” and collectively, in such capacity, the “Existing Lenders” and the “Existing Loans” respectively) have agreed to exchange (on a cashless basis) pursuant to the terms of that certain Loan Exchange and Mutual Release Agreement made by and between the parties on 23 September 2024 (the “Exchange Agreement”) any and all of the aggregate principal amount accrued interest, fees, and costs of and associated with the Existing Loans for a new term loan (the “New Loans”), as to $14,296,910 of New Loans for the then-existing principal and interest of the Existing Loans of Seaport (which was equal to $14,187,910 as of Subsidiary Guarantor’s 30 June 2024 audited financial statement and $14,296,910 as at the date of this Agreement) and as to $3,000,000.00 of New Loans for the then-existing principal and interest of the Existing Loans of the Steele Parties (which was equal to $9,601,130 as of Subsidiary Guarantor’s 30 June 2024 audited financial statement and $9,601,130 as at the date of this Agreement) ratably based on the principal values of their respective Notes, plus the proceeds of the Warrant Exchange as set forth in the Exchange Agreement, which in the aggregate represents $17,296,910 of New Loans exchanged for $23,898,040 of Existing Loans and other consideration, made (or deemed made and funded) under the New Credit Agreement, all upon the terms, and subject to satisfaction of, the conditions set forth therein and in associated documents and agreements, and to certain subordination and special repayment rights and appointment of Agent as provided for herein below (the “Loan Exchange”);

WHEREAS, the Parties desire to enter into this Agreement in order to set forth their respective rights, among other things, to repayment proceeds received from Borrower and Subsidiary Guarantor in connection with the New Loans as provided for under the Credit Agreement, to establish the priority of their respective claims, to set forth the terms of their relationship with respect to the Collateral, and to address other related intercreditor matters, together with the duties and responsibilities of Agent.

2

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound hereby, the Parties agree as follows:

1. DEFINITIONS

1.1. Definitions. Unless otherwise indicated, capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement. For ease of reference, “Term A Loan" shall have the additional meaning of loans made by the Steele Parties under the Credit Agreement, and ”Term B Loan" shall have the additional meaning of loans made by Seaport as a Lender under the Credit Agreement. The “Term A Lenders" shall have the additional meaning of referring to the Steele Parties, and the ”Term B Lenders" shall have the additional meaning of referring to Seaport in its individual capacity as Lender under the Credit Agreement. The term “Pubco Common Stock" means the common stock of the Borrower following the Closing of the Company Merger. "Collateral Agent Expenses" shall mean all actual and reasonable costs and expenses incurred by the Agent in connection with the performance of its duties under this Agreement, including, without limitation, the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken in accordance with the provisions of this Agreement, actual and reasonable expenses incurred for legal counsel in connection with the foregoing, and any other actual and reasonable costs, expenses, or liabilities incurred by the Agent for which the Agent is entitled to be reimbursed or indemnified by Borrower or Subsidiary Guarantor pursuant to this Agreement or any Collateral Document or a Guaranty Agreement or by the Lenders pursuant to this Agreement, but excluding costs, expenses, or liabilities incurred in connection with any Indemnification Obligation hereunder or under the Credit Agreement.

1.2. Interpretation. In this Agreement, unless otherwise specified or unless the context otherwise requires: (a) headings are for convenience only and shall not affect interpretation; (b) the singular includes the plural and vice versa; (c) words importing a gender include other genders; (d) any reference to a person includes a natural person, corporation, partnership, joint venture, association, governmental or local authority or agency or other entity; (e) any reference to a party includes its successors and permitted assigns; (f) any reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; (g) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document; (h) a reference to a party to a document includes that party's successors and permitted assigns; (i) no provision of this Agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Agreement or such provision; (j) references to include, including, in particular, for example, such as or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding such terms; (k) where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day; (l) any reference to "$" or "dollars" is a reference to United States dollars; (m) any word or phrase defined in the body of this Agreement shall have the defined meaning wherever it is used in this Agreement; (n) the Recitals, Schedules and Exhibits form part of this Agreement and shall have effect as if set out in full in the body of this Agreement, and any reference to this Agreement includes the Recitals, Schedules and Exhibits; (o) all references to "Articles," "Sections," "clauses," "Recitals," "Schedules" and "Exhibits" are to Articles, Sections, clauses, Recitals, Schedules and Exhibits of this Agreement; (p) references to any agreement or document (including this Agreement) are to that agreement or document as amended, consolidated, supplemented, novated or replaced from time to time; (q) any obligation in this Agreement on a person not to do something includes an obligation not to agree or allow that thing to be done; (r) if a provision of this Agreement is inconsistent with a provision of the Credit Agreement, this Agreement prevails to the extent of the inconsistency, unless expressly stated otherwise in this Agreement; and (s) terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used in this Agreement.

3

1.3. Relationship with Credit Agreement. This Agreement and the Credit Agreement are intended to be complementary. However, in the event of any conflict between the provisions of this Agreement and the Credit Agreement or any other Loan Document, the provisions of this Agreement shall control with respect to the rights and obligations of the Lenders inter se, while the Credit Agreement shall control with respect to the rights and obligations between the Lenders and the Borrower or Subsidiary Guarantor.

2. ACKNOWLEDGEMENT OF LOAN EXCHANGE AND CREDIT AGREEMENT

2.1. Loan Exchange. The Parties hereby acknowledge and agree that, pursuant to the Exchange Agreement, the Existing Loans will be exchanged at the Closing of the Company Merger for the New Loans as follows:

(a)	Seaport will exchange the entire outstanding balance of its Existing Loans as at the Effective Date of the Exchange Agreement for $14,296,910 of New Loans plus any and all new principal, interest, fees, and costs accrued to the Seaport Loan as at the Closing of the Company Merger, representing One Hundred percent (100.0%) of the Term B Loan balance as provided for in the Credit Agreement (subject to periodic modifications of Schedule 1.1 thereto to reflect such additional amounts accrued thereunder),which sum has shall be deemed funded thereunder as at the Effective Date thereof.

(b)	The Steele Parties will collectively exchange the entire outstanding balance of their Existing Loans as at the Effective Date of the Exchange Agreement for $3,000,000.00 of New Loans representing One Hundred percent (100.0%) of the Term A Loan as provided for in the Credit Agreement (together with their rights in connection with the Warrant Exchange as set forth in the Exchange Agreement), the balance of which has been allocated ratably to each Steele Party in its individual capacity as Lender thereunder based on the principal values of its respective Notes, which sum shall be deemed funded as at the Effective Date of the Credit Agreement (hereinafter the “Effective Date”).

2.2. Credit Agreement. The Parties acknowledge that concurrently with the execution of this Agreement, the Borrower, the Subsidiary Guarantor, the Lenders, and the Agent are entering into the Credit Agreement, pursuant to which the New Loans (comprising the Term A Loan and the Term B Loan as provided for thereunder) are governed.

2.3. New Security Interest and Lien Matters.

(a)  New Security Interests. The parties acknowledge that (i) the New Loans will be created through the Loan Exchange as set forth in the Exchange Agreement, and (ii) that new security interests will be granted in connection with the New Loans, as set forth in the Credit Agreement and related security documents. Such new security interests supersede and replace any security interests that may have existed in connection with the Existing Loans.

4

(b)  Removal of Prior UCC Filings. Within five (5) business days of the Effective Date, each Existing Lender shall file UCC-3 termination statements with respect to any UCC financing statements filed in connection with the Existing Loans; provided, however, that in the case of the Existing Loans held by the Steele Parties, Borrower shall cause NACS (in its capacity as collateral agent thereunder) to file such UCC-3 termination statements in respect of such Existing Loans. The Agent is hereby authorized to file such UCC-3 termination statements on behalf of any Existing Lender that fails to do so within the specified time period.

(c)  Unified Lien. The Parties agree that the security interests granted in connection with the New Loans shall constitute a single, unified lien for the benefit of all Lenders party to the Credit Agreement. Each Lender shall share a ratable interest in this unified lien in proportion to its respective Pro Rata Share of the outstanding Obligations, subject to the terms of this Agreement.

(d)  Pari Passu Treatment. Notwithstanding the different classes of loans (Term A and Term B), the Lenders hereby acknowledge and agree that their security interests shall rank pari passu with respect to the Collateral, subject to the payment priorities and other provisions set forth in the Credit Agreement.

(e)  Perfection and Priority. The Agent shall take all necessary actions to perfect and maintain the priority of the unified lien for the benefit of all Lenders. Each Lender agrees to cooperate with the Agent in this regard and to execute any documents reasonably requested by the Agent to effect such perfection and priority.

(f) Intercreditor Matters. The Lenders agree that their respective rights inter se with regard to the Collateral shall be governed by this Agreement and the Credit Agreement. In the event of any conflict between this Agreement and the Credit Agreement with respect to lien or collateral matters, the terms of this Agreement shall control.

(g)  Maintenance and Perfection of Security Interests. The Agent shall take all necessary actions to maintain and perfect the Lenders’ security interests in the Collateral, including but not limited to: (i) Conducting regular UCC-1 and UCC-3 searches and filings, as required, to ensure continued perfection and priority of security interests; (ii) Filing or renewing any UCC-1 financing statements or UCC-3 termination statements in a timely manner, ensuring compliance with applicable filing deadlines; (iii) Promptly notifying all Lenders of any required actions to maintain or enforce security interests, including renewing filings and addressing any challenges to the lien priority. The Agent shall ensure that all security interests granted in connection with the New Loans remain perfected throughout the term of this Agreement, with no lapse in priority or validity.

(h) Further Assurances. Each Party agrees to execute and deliver such additional documents, instruments, and agreements as may be reasonably necessary or desirable to create, perfect, and maintain the security interests contemplated hereby.

(i)  Subordination of Existing Liens. To the extent that any liens or security interests related to the Existing Loans remain in effect after the Effective Date, such liens and security interests are hereby expressly subordinated to the liens and security interests granted in connection with the New Loans.

5

(j)  Collateral Descriptions. The Parties acknowledge that the description of the Collateral in the security documents for the New Loans may differ from the description in the security documents for the Existing Loans. The Parties agree that the description in the security documents for the New Loans shall control.

2.11. Appointment of Agent. The Parties hereby acknowledge and confirm the appointment of Seaport as the Agent for the New Loans, with the rights, powers, and duties set forth in this Agreement and the Credit Agreement.

2.12. Subsidiary Guarantor. The Parties acknowledge that, notwithstanding the exchange and extinguishment of the Existing Loans, Subsidiary Guarantor shall guarantee the obligations of Borrower under the New Loans, subject to the terms of the Credit Agreement, the Loan Documents, and any separate guarantee agreement.

2.13. Payment Waterfall and Application of Proceeds.

(a)  In the event of any enforcement action, liquidation, or realization on the Collateral, all proceeds received shall be applied by Agent in in accordance with Section 10.2 below and in the following order of priority:

(i)	First, to pay any reasonable and actual unpaid fees, expenses, and indemnities due to the Agent under this Agreement or the Credit Agreement.

(ii)	Second, to pay accrued and unpaid interest to the Term A Loans, pro rata among the Term A Lenders based on their respective shares of outstanding Term A Loans;

(iii)	Third, to pay principal amounts to the Term A Loans, pro rata among the Term A Lenders based on their respective shares of outstanding Term A Loans;

(iv)	Fourth, to pay accrued and unpaid interest to the Term B Loans, pro rata among the Term B Lenders based on their respective shares of outstanding Term B Loans;

(v)	Fifth, to pay principal amounts to the Term B Loans, pro rata among the Term B Lenders based on their respective shares of outstanding Term B Loans;

(vi)	Sixth, any remaining amounts shall be applied to any other outstanding Obligations in accordance with the Credit Agreement and otherwise as set forth in Section 10.2(c) below.

(b) Partial Recoveries. In the event that recoveries are insufficient to fully satisfy all Obligations, each Lender shall receive its pro rata share based on the outstanding unpaid balance of its Obligations, subject to the payment priority outlined above.

(b) Regular Payments. Payments of monthly principal and interest by Borrower, if any, shall be applied to each Lender’s balance ratably.

6

3. APPOINTMENT, AUTHORITY, AND DUTIES OF AGENT

3.1. Appointment of Agent. Each Lender hereby irrevocably appoints Seaport to act on its behalf as Agent hereunder and under the Credit Agreement and other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are expressly delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

3.2. Agent's Role. The provisions of this Article 3 are solely for the benefit of the Agent and Lenders, and neither the Borrower nor the Subsidiary Guarantor shall have rights as a third-party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other agreement between the parties, including, without limitation, the Credit Agreement, the Agent shall not have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein and therein, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

3.3. Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of Section 3.3 shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent; provided, however, that Agent shall remain fully liable for the acts and actions of any such sub-agent as if (and to the extent) such acts and actions were taken directly by the Agent.

3.4. Exculpatory Provisions.

(a) The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent (i) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly set forth in this Agreement and/or the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and (ii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose (or be liable to any Lender for the failure to disclose) any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Agent shall at all times and in all respects, as to each Lender, (A) act in a good faith, reasonable manner in performing its duties and obligations under this Agreement and (B) act in a manner that collateral agents in general under loans similar to the Loan would act in respect of the lenders of such similar loan (the “Standard of Care”).

7

(b)  The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be reasonably necessary, under the circumstances as provided for in the Credit Agreement) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Lender.

(c)  The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report, or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness, or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection, or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

3.5 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability solely by virtue of relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, Internet or intranet website posting, or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability solely by virtue of relying thereon. The Agent may consult with legal counsel, independent accountants, and other experts selected by it, and shall not be liable for any action taken or not taken by it to the extent of such advice of any such counsel, accountants, or experts.

3.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (as defined below), except with respect to defaults in the payment of principal, interest, or fees required to be paid to the Agent for the account of Lenders, unless the Agent has received notice from a Lender, the Borrower, or the Subsidiary Guarantor referring to this Agreement, describing such Event of Default; provided, that if Agent receives notice or knowledge of any Event of Default in its capacity as a Lender or shareholder of the Borrower, the Agent shall be deemed to have knowledge in its capacity as Agent notwithstanding that no formal notice may have been given. In the event that the Agent receives such a notice, Agent shall give notice thereof to Lenders. The Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Lenders, subject to the Term A Standstill Period set forth in Article 7 below and the other provisions of this Agreement.

3.7 Indemnification of Agent. The Borrower shall indemnify the Agent for any actions taken in good faith and in reliance on the instructions of the Lenders, including but not limited to actions taken in connection with the enforcement of security interests, UCC filings, and any amendments or waivers granted under this Agreement. The Agent shall not be liable for any losses incurred by the Lenders as a result of its good-faith actions, except in cases of gross negligence or willful misconduct. Borrower waives any claims against the Agent and each Lender for actions taken in good faith to enforce the terms of this Agreement, provided the Agent acted in reliance on the voting rights and instructions of the Required Lenders. The Borrower shall also indemnify the Agent against any changes in applicable law or unforeseen liabilities that arise in the course of executing its duties, provided that the Agent acted in good faith and within the scope of this Agreement and the Credit Agreement.

8

3.8 Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise such rights and powers as though it were not the Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity as a Lender (and not in its individual capacity as Agent). Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower, Subsidiary Guarantor, or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to Lenders.

3.9 Resignation of Agent.

(a)  The Agent may at any time give notice of its resignation to the Lenders and the Borrower; provided, the Agent shall have no right or authority to so resign unless and until the Term A Loan shall have been repaid in full. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lenders, to appoint a qualified successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a qualified successor Agent; provided, however, that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Article 3.

(b)  Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Article 3). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 3.9 and Section 13.4 shall continue in effect for the benefit of such retiring Agent, its sub-agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

9

3.10 Removal of Agent. The Lenders may remove the Agent at any time, with or without cause, by giving thirty (30) days' prior written notice to the Agent, the Borrower, and the Subsidiary Guarantor. Such removal shall take effect upon the appointment of a successor Agent in accordance with Section 3.9. In the event of removal without cause, the Agent shall be entitled to receive any accrued and unpaid fees and expenses due to it as of the date of removal.

3.11 Defaulting Lender Provisions. If a Lender becomes a Defaulting Lender, then the provisions of Section 10.10 of the Credit Agreement shall apply mutatis mutandis to this Agreement, and the Agent shall have the rights and responsibilities set forth therein with respect to such Defaulting Lender. In addition to the provisions incorporated from the Credit Agreement: then (a) such Defaulting Lender's right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted; (b) any payment of principal, interest, fees, or other amounts received by the Agent for the account of such Defaulting Lender shall be applied as specified in the Credit Agreement, and (c) the Agent's duties and responsibilities regarding enforcement actions against a Defaulting Lender shall be in accordance with the Credit Agreement and best practices, including, without limitation, (i) notifying other Lenders of the Defaulting Lender status; (ii) reallocating the Defaulting Lender's commitment among non-Defaulting Lenders and syndicating such commitment among third parties, as necessary and to the extent reasonably practicable; (iii) exercising setoff rights against the Defaulting Lender; and (iv) bringing enforcement actions against the Defaulting Lender as directed by the remaining Lender(s).

3.12 Collateral Management. The Agent shall: (a) hold and administer the Collateral for the benefit of all Lenders; (b) maintain detailed records of all Collateral; (c) take actions necessary to perfect and maintain the priority of security interests in the Collateral; (d) provide regular reports to Lenders on any material adverse change in the status and value of the Collateral; (e) conduct periodic inspections of the Collateral as deemed necessary and otherwise monitor the Borrower's and Subsidiary Guarantor's compliance with covenants related to the Collateral; (f) engage third-party professionals to assist in valuation or disposition of Collateral when appropriate, including, upon the reasonable request of any Lender, an annual valuation of the Collateral; (g) take prompt action to preserve the value of the Collateral in the event of any threatened loss or depreciation and follow the instructions of the Required Lenders with respect to enforcement actions against the Collateral, subject to the terms of this Agreement and the Credit Agreement; and (h) adhere at all times to laws and regulations governing the Lenders’ and Agent’s access to, and control of, any Restricted Collateral. Agent shall not be responsible for any diminution in the value of the Collateral, nor shall it have any duty or responsibility to protect against any loss or damage to the Collateral, except to the extent such loss or damage results from its gross negligence or willful misconduct.

3.13 Decision-Making Process.

(a)  Except in circumstances of an uncured Event of Default under the Term A Loan and subject to the Term A Standstill Period set forth in Article 7 below, Seaport, in its capacity as Lender, shall have sole decision-making authority with respect to the enforcement of rights and remedies under this Agreement, the Credit Agreement, and the other Loan Documents, subject to the voting rights outlined in Article 4.

10

(b)  In the event of an uncured Event of Default under the Term A Loan: (i) the provisions of the Term A Standstill Period set forth in Article 7 shall apply; (ii) following the expiry of the Term A Standstill Period, any and all decisions regarding enforcement actions shall be made by Lenders holding a majority of the outstanding Term A Loans; and (iii) Agent shall act in accordance with such decisions, provided they comply with applicable law and the Loan Documents.

3.14 Collateral Agent Fees and Expenses. The Borrower shall pay or reimburse the Agent for all its reasonable and actual costs and expenses incurred in connection with Agent’s services following the Effective Date; provided, however, that the maximum liability of Borrower for reimbursement of Collateral Agent Expenses shall be Fifty Thousand Dollars ($50,000) per annum, calculated from the Effective Date of the Credit Agreement. The Collateral Agent Expense Budget shall be reviewed annually and may be adjusted with the consent of the Required Lenders and the Borrower. Invoices for expenses in connection with the Collateral Agent Expense Budget shall be submitted to the Borrower monthly and shall be payable by Borrower to Agent or Agent’s nominee within thirty (30) days of Borrower’s receipt thereof. Agent may at Agent’s discretion require Borrower to make direct disbursements to one or more third parties in connection with the Collateral Agent Expense Budget, which disbursements shall be due as and when set forth on related invoices generated by such parties.

3.15 Limitations on Liability. In addition to the exculpatory provisions set forth in Section 3.4 above: (a) Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except for its own gross negligence, willful misconduct and/or breach of the Standard of Care; and (b) in no event shall the Agent be liable for any failure or delay in the performance of its obligations under this Agreement, the Credit Agreement, or any of the other Loan Documents caused by and during the continuation of forces beyond its reasonable control; provided, that Agent shall commence (or recommence, as applicable) performance of such obligations as soon as such forces have ceased to exist and/or do not prevent or preclude such performance. Agent shall in no event be liable for any special, indirect, consequential, or punitive damages. Lenders hereby irrevocably and unconditionally waive any claim against the Agent on any theory of liability for any lost profits or special, indirect, consequential, or punitive damages.

3.16 Reporting Requirements. The Agent shall provide to the Lenders: (a) prompt notice of any Event of Default or pending or potential Event of Default of which it has actual knowledge; (b) periodic reports, as required, on any material adverse change in the status and value of the Collateral; and (c) such other information as may be reasonably requested by any Lender from time to time. Each Lender shall be responsible for its own ongoing monitoring of the Borrower and Subsidiary Guarantor.

3.17 Turnover of Collateral. If any Lender shall obtain custody, control, or possession of any Collateral or proceeds thereof other than pursuant to the terms of this Agreement, such Lender shall promptly cause such Collateral or proceeds to be delivered to or put in the custody, possession, or control of the Agent for disposition or distribution in accordance with the provisions of this Agreement. Until such time as such Lender shall have complied with the provisions of the immediately preceding sentence, such Lender shall be deemed to hold such Collateral and proceeds in trust for the parties entitled thereto under this Agreement.

11

3.18 Bankruptcy Proceedings.

(a) This Agreement shall survive the commencement of any Bankruptcy Proceeding and any other Insolvency or Liquidation Proceeding. All references in this Agreement to Borrower or Subsidiary Guarantor shall include such party as a debtor-in-possession and any receiver or trustee for such party in any Insolvency or Liquidation Proceeding.

(b) If the Borrower and/or Subsidiary Guarantor shall become subject to a Bankruptcy Proceeding and shall, as debtor(s)-in-possession, move for approval of financing ("DIP Financing") to be provided by one or more lenders (the "DIP Lenders") under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, the Agent shall, with the consent of the Required Lenders, have the authority to negotiate or object to the terms of such financing; provided, however, that Agent may not take any action or decision the result of which would be to the detriment of the Term A Lenders or their interests in the Term A Loan without the express written consent of each Term A Lender and subject to each of its sole discretion. Any use of cash collateral that constitutes Collateral shall also be subject to the approval of the Required Lenders.

(c)  No individual Lender shall seek relief from the automatic stay or take any independent action regarding the Collateral without the prior written consent of the Required Lenders. Any such actions shall be coordinated by the Agent to ensure compliance with bankruptcy law and to protect the unified lien established under this Agreement. Any individual Lender that seeks relief from the automatic stay must do so in coordination with the Agent and in consultation with the other Lenders. Any such actions shall not conflict with the collective interests of the Lenders, and all parties agree to avoid piecemeal or conflicting enforcement efforts.

4. VOTING RIGHTS

4.1. General Principles. Except as otherwise expressly provided in this Agreement or the Credit Agreement, any action, consent, or decision required or permitted to be taken or made by the Lenders under this Agreement shall be taken or made by Lenders holding a majority of the outstanding Obligations (the "Required Lenders”); provided, however, that unless and until such time as the Term A Loan has been repaid in full, the term “Required Lenders” shall also require the affirmative vote of a majority of the Term A Lenders. Each Lender's voting power shall be proportional to its Pro Rata Share of the outstanding Obligations.

4.2. Matters Requiring Unanimous Consent. Notwithstanding Section 4.1, the following actions shall require the unanimous consent of all Lenders;

(a) The commencement of any Insolvency Proceeding against the Borrower or Subsidiary Guarantor or an acceleration of the Borrower's obligations under the Credit Agreement;

(b)  Extending the final maturity date of any Loan;

12

(c)  Reducing the principal amount of any Loan (to the extent not already contemplated by the Credit Agreement);

(d)  Reducing the interest rate, the default interest rate, or fees applicable to any Loan (to the extent not already contemplated by the Credit Agreement);

(e)  Releasing all or substantially all of the Collateral;

(f)  Releasing any Guarantor from its obligations under any guaranty;

(g)  Amending, modifying, or waiving any provision of this Section 4.2;

(h) Amending the definition of "Required Lenders;”

(i) Amending any provision of this Agreement that expressly requires the consent of all Lenders.

4.3 Term A Loan Specific Matters.

(a)  Notwithstanding Sections 4.1 and 4.2, any action, consent, or decision specifically relating to the Term A Loan only (and not to the Term B Loan or the Term B Lenders) shall be taken or made by Lenders holding a majority of the outstanding Term A Loans (the "Required Term A Lenders”).

(b) In the event of a default under the Term A Loan, following the expiration of the Term A Standstill Period, if applicable, decisions regarding enforcement actions shall be taken by the Agent at the written instruction of the Required Term A Lenders.

4.4 Term B Loan Specific Matters.

(a)  Notwithstanding Sections 4.1 and 4.2, any action, consent, or decision specifically relating to the Term B Loan only (and not to the Term A Loan or the Term A Lenders) shall be taken or made by Lenders holding a majority of the outstanding Term B Loans (the "Required Term B Lenders”).

(b)  In the event of a default under the Term B Loan, decisions regarding enforcement actions shall be made by the Required Term B Lenders, subject to any applicable provisions in the Credit Agreement.

4.5 Seaport’s Decision-Making Authority. For the avoidance of doubt, and except in circumstances of an uncured Event of Default under or in any way affecting the Term A Loan and/or the Term A Lenders, Seaport, in its capacity as a Term B Lender, shall have sole decision-making authority with respect to the enforcement of rights and remedies under this Agreement and the other Loan Documents, subject to the terms of this Agreement and the other Loan Documents.

13

4.6 Voting Procedures. In the event and to the extent that any matter(s) requiring a vote of the Lenders arises, then:

(a)  The Agent shall send notice to all Lenders of any matter requiring a vote, specifying the issue to be decided and the time period for submitting votes;

(b) Lenders shall submit their votes to the Agent in writing (including by electronic means) within the specified time period;

(c)  Any Lender that does not respond within the specified time period shall be deemed to have abstained from the vote, and such abstention shall not be counted as a vote in favor of or against the proposed action or decision; provided, however, that, until such time as the Term A Loan has been repaid in full, Agent shall only deem a quorum of the Required Lenders present in the event and to the extent that a majority of the Term A Lenders shall have voted; and provided, further, that, in the event and to the extent that Agent delivers notice to the Term A Lenders of any matter requiring a vote together with a second notice delivered not earlier than twenty-four (24) hours following Agent’s delivery of the first notice without responses in the form of votes from a majority of the Term A Lenders, then Agent may assess a quorum of the Required Lenders in the absence of the Term A Lenders and such Lenders shall be deemed to have abstained. The Agent shall in all instances require a minimum participation threshold of Seventy-five percent (75.0%) of Lenders for any vote to be valid. If fewer than Seventy-five percent (75.0%) of the Lenders participate in the voting process, the proposed action or decision shall be deemed rejected.

(d)  The Agent shall tally the votes and communicate the results to all Lenders promptly after the voting period ends.

4.7 Disenfranchisement of Defaulting Lenders. Notwithstanding any other provision of this Agreement, if any Lender becomes a Defaulting Lender, then the voting rights of that Defaulting Lender shall be suspended for so long as it remains a Defaulting Lender. In determining the Required Lenders, Required Term A Lenders, or Required Term B Lenders, the Loans and Commitments held by Defaulting Lenders shall be excluded from such calculation.

4.8 Conflicts of Interest. If the Agent reasonably and in good faith determines that a Lender has a conflict of interest with respect to any vote, such Lender shall be excluded from voting on that matter, and the Loans and Commitments of such Lender shall be excluded from the calculation of Required Lenders, Required Term A Lenders, or Required Term B Lenders for that vote. Any Lender that believes it may have a conflict of interest with respect to any vote shall promptly notify the Agent.

4.9 Record of Votes. The Agent shall maintain a record of all votes taken pursuant to this Article 4, which shall be available for review by any Lender upon reasonable request.

4.10 Lender Disputes. In the event that the Lenders are unable to reach agreement on any matter requiring their collective action or decision under this Agreement, the matter shall be submitted to expedited arbitration. The arbitrator shall be selected by mutual agreement of the Lenders, or if they cannot agree, by the American Arbitration Association. The arbitrator's decision shall be binding upon all Lenders.

14

5. AMENDMENTS TO LOAN DOCUMENTS

5.1. General Amendment Provisions. Except as otherwise provided in this Agreement or the Credit Agreement, any amendment, waiver, or modification of any Loan Document shall require the consent of all Lenders. Agent may, with the consent of the Borrower only, amend, modify, or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification, or supplement does not adversely affect in any way the rights of any Lender.

5.2 Amendments Requiring Majority Consent. The following amendments shall require the consent of the Required Lenders: (a) Changes to covenants, events of default, or other provisions that do not directly affect payment terms or collateral (including, without limitation, lien priorities and loan maturities); (b) Waivers of conditions precedent to the extension of credit; (c) Changes to financial definitions or reporting requirements; and (c) Any other amendment not expressly addressed in the second sentence of Section 5.1 or in Section 5.3.

5.3 Amendments Requiring Unanimous Consent. The following amendments shall require the unanimous consent of all Lenders: (a) Changes to the definition of "Required Lenders" or changes that affect in any way and to any extent the relative rights of Term A Lenders versus Term B Lenders; (b) Any amendment that releases all or substantially all of the Collateral; (c) Any amendment that directly reduces the principal, interest rate, or payment terms applicable to any Loan or affects the relative priority of security interests; or (d) Any amendment to this Section 5.3.

5.4 Class-Specific Amendments. Any amendment specifically affecting the Term A Loans only (and not the Term B Loan or the Term B Lenders) shall only require the consent of the Required Term A Lenders. Any amendment specifically affecting the Term B Loans only (and not to the Term A Loan or the Term A Lenders) shall only require the consent of the Required Term B Lenders.

5.5 Amendment Process. Any Lender or the Agent may propose amendments to the Loan Documents by submitting a written proposal to the Agent. Upon receipt of the same, the Agent shall promptly distribute any amendment proposal to all Lenders. The Lenders shall then have ten (10) business days to review and vote on the proposed amendment, unless a longer period is specified in the proposal. The Agent shall tally the votes and announce the results to all Lenders promptly after the voting period ends. Subject to there being a proper quorum as required by Section 4.6(c) above, any Lender who fails to respond to any such proposal shall be deemed to have abstained from voting on the proposed amendment(s) set forth therein.

5.6 Execution of Amendments. Upon approval of an amendment in accordance with this Article 5, Agent is authorized to execute the amendment on behalf of all Lenders.

6. TERM A LOAN BUY-OUT RIGHTS

6.1. Seaport's Buy-Out Right.

(a)  Seaport shall have the sole and exclusive right, but not the obligation, at any time on or prior to the Term A Loan Maturity Date, to purchase all (but not less than all) of the Term A Loans from the Term A Lenders (such right, the “Buy-Out Right”) for an amount equal to the full amount of the outstanding Term A Loan (including any and all outstanding principal, accrued and unpaid interest, and other amounts) then due or owing to the Term A Lenders or any Term A Lender under or in connection with the Term A Loan and/or any Loan Document (such amount, the “Buy-Out Price”).

15

(b)  The Buy-Out Right may be exercised by Seaport delivering written notice (the “Buy-Out Notice“) to the Agent and the Steele Parties.

6.2 Buy-Out Process. Within three (3) business days of delivering the Buy-Out Notice, Seaport shall deposit cash in an amount equal to the Buy-Out Price into a third party escrow account agreed to by the Term A Lenders and Seaport. Immediately upon such deposit of the Buy-Out Price in escrow by Seaport, Agent shall distribute all of the proceeds of the Buy-Out Price to the Steele Parties in accordance with their respective Pro Rata Shares of the Term A Loans, subject only to execution of an assignment agreement in form and substance acceptable to the Term A Lenders and Seaport in their respective reasonable discretion.

6.3 Effect of Buy-Out Upon exercise of the Buy-Out Right, payment of the Buy-Out Price and completion of the buy-out transaction as provided for herein, Seaport shall be deemed to have acquired all of the rights and obligations of the Steele Parties under the Term A Loan, and the Steele Parties shall be deemed to have assigned all of their rights and obligations under the Term A Loans to Seaport without any warranty, representation, or recourse whatsoever. Upon such completion, the Agent shall update the register of Lenders set forth in Schedule 1 to the Credit Agreement to reflect Seaport as the holder of the Term A Loan previously held by the Steele Parties.

6.4 Limitations on Buy-Out Right. Seaport's exercise of its Buy-Out Right, payment of the Buy-Out Price and the consummation of the buy-out transaction shall be final and binding on all parties to this Agreement. The Buy-Out Right may only be exercised in full with respect to the Term A Loans in its entirety and not in part or with respect to only one or some of the Steele Parties. Once Seaport has delivered the Buy-Out Notice in accordance with Section 7.1(b), the exercise of the Buy-Out Right shall be irrevocable. Following the exercise of the Buy-Out Right, no party shall have the right to reverse, rescind, or challenge the buy-out transaction in any way, including through legal proceedings, without the prior written unanimous consent of all parties to this Agreement. Upon completion of the buy-out transaction, each party to the buy-out transaction shall waive and release any claims against the other parties as to claims arising solely from the exercise and consummation of the Buy-Out Right; provided, however, that such exercise was conducted strictly in accordance with this Article 6. In addition, upon completion of the buy-out transaction, Borrower and each of its Affiliates shall be deemed to have waived and released any and all claims against the Term A Lenders and their Affiliates as to claims arising out of the Term A Loans. The exercise of the Buy-Out Right shall not affect any other rights or obligations of the parties under this Agreement or other Loan Documents, except as expressly provided herein.

6.5 Cooperation. All parties agree to cooperate in good faith and to execute such documents as may be reasonably necessary to give effect to the Buy-Out Right if exercised by Seaport.

16

6.6 Survival of Obligations. Notwithstanding the exercise of the Buy-Out Right, any obligations of the Steele Parties that are intended to survive termination of the Loan Documents shall continue in full force and effect. For the avoidance of doubt, the exercise of the Buy-Out Right shall not affect the Steele Parties’ rights to or ownership interest in the Distributed Shares (received under and as defined in the Exchange Agreement).

7. TERM A STANDSTILL PROVISIONS

7.1. General. Notwithstanding any other provision in this Agreement or any other Loan Document, no Lender shall exercise any remedies or take any enforcement action with respect to the Collateral or against the Borrower or Subsidiary Guarantor without the prior written consent of the Agent, except as expressly permitted in this Article 7. This foregoing provision shall not, however, prevent any Lender from (i) filing a proof of claim in any insolvency proceeding or (ii) taking action to preserve or protect (but not enforce) any Lien on the Collateral.

7.2. Term A Standstill. Upon the occurrence of an Event of Default under the Credit Agreement and/or any other Loan Document (other than an Event of Default under Section 8.1, Section 8.2 and/or Section 8.3 of the Credit Agreement) that affects the Term A Loan (a "Term A Event of Default"), a standstill period of thirty (30) days shall commence (the "Term A Standstill Period”). Subject to the right of Seaport to exercise the Buy-Out Right, during the Term A Standstill Period:

(a)  Neither the Agent nor any Lender shall exercise any remedies or take any enforcement action with respect to the Term A Default (other than as permitted in the final sentence of Section 7.1 above);

(b)  Seaport shall have the ongoing right, but not the obligation, to exercise the Buy-Out Right; and

(c)  Interest shall continue to accrue on the Term A Loans at the Default Rate specified in the Credit Agreement.

7.3 Actions Following Term A Standstill Period. If, upon the expiration of the Term A Standstill Period, (i) Seaport has not exercised its Buy-Out Right, paid the Buy-Out Price and consummated a buy-out of the Term A Loans as required above and/or the Term A Loans have not been repaid in full and (ii) the Term A Lenders have not agreed (in their sole discretion), in writing, to another solution for the repayment or restructuring of the Term A Loans, then the Steele Parties shall have the right to immediately direct the Agent to accelerate the Term A Loans and pursue all available remedies for default under the Credit Agreement. The Agent shall promptly comply with any such direction from the Steele Parties, provided that such direction is in accordance with the terms of this Agreement and the Credit Agreement.

7.4 Term B Loan Default. In the event of a default relating specifically to the Term B Loans only (and not the Term A Loans or the Term A Lenders), any enforcement action shall be subject to the terms of the Credit Agreement and any applicable standstill provisions therein. No enforcement action related to any such Term B Loan default shall interfere with or impair the rights or priorities of the Term A Lenders under this Agreement.

17

7.5 Exceptions to Standstill. Notwithstanding the provisions of the Term A Standstill Period set forth in this Article 7, any Term A Lender may, following provision of written notice to the Agent, take any of the following actions at any time and without approval of Agent or any other Lender without violating such provisions:

(a)  In the event of an Event of Default under Section 8.1, Section 8.2 and/or Section 8.3 of the Credit Agreement, accelerate the maturity of the Loans in accordance with the Credit Agreement (provided, that any such acceleration shall not affect Seaport’s Buy-Out Right);

(b)  Impose default interest rates as provided in the Credit Agreement;

(c)  Terminate any further lending obligations as provided for in the Credit Agreement; and/or

(d)  File suit to collect payment of interest, fees, and other amounts not involving enforcement against the Collateral.

7.6 Termination of Standstill. The standstill provisions outlined in this Article 7 shall terminate automatically upon the occurrence of any of the following events: (a) The commencement of any Insolvency Proceeding involving the Borrower or Subsidiary Guarantor, including but not limited to a bankruptcy filing; (b) Any action by the Borrower or another party to void, subordinate, or challenge the liens securing the Obligations, including but not limited to a challenge to the priority or validity of any UCC filing; (c) The occurrence of any Event of Default under the Credit Agreement that is not subject to the standstill provisions, including but not limited to payment defaults under the Term A Loans or Term B Loans; or (d) Upon the written consent of all Lenders. Upon termination of the Term A Standstill Period, each Lender may exercise any and all remedies available under this Agreement, the Credit Agreement, the other Loan Documents and/or applicable law, subject to any coordination requirements imposed by the Agent, and subject to the payment priorities set forth in this Agreement and in the Loan Documents.

7.7 No Waiver. No delay by any Lender in enforcing rights or pursuing remedies under this Article 7 shall constitute a waiver of any rights or remedies under the Loan Documents.

7.8 Agent's Role During Standstill. During any standstill period, the Agent shall (a) continue to hold and maintain perfection in the Collateral; (b) provide regular updates to all Lenders regarding the status of any restructuring or remarketing efforts; and (c) facilitate communications between the Lenders and the Borrower as necessary.

7.9 Relationship with Events of Default. The standstill provisions in this Article 7 shall take precedence over the Events of Default provisions in Article 10, but only to the extent and for the duration specified in this Article 7.

18

8. REPRESENTATIONS AND WARRANTIES

8.1 Seaport’s Representations. Seaport represents and warrants to the Steele Parties that, as of the date hereof and as of the Closing Date:

(a)  Seaport is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware, and has the full power and authority to execute and deliver this Agreement and all other documents now or hereafter to be executed and delivered by Seaport pursuant to this Agreement (“Seaport’s Documents”) and to perform all obligations (either as Agent and/or as Lender) arising under this Agreement and Seaport’s Documents. This Agreement is, and each of Seaport’s Documents at the time of execution thereof will be, duly authorized, approved, and executed by Seaport. This Agreement does, and, upon execution, each of Seaport’s Documents will, constitute the legal, valid, and binding obligations of Seaport, enforceable in accordance with their respective terms, covenants, and conditions, subject to bankruptcy, reorganization, and other similar laws affecting the enforcement of creditors’ rights generally, except as may be limited by general equitable principles.

(b)  This Agreement and Seaport’s Documents do not and will not contravene any provision of the charter documents or organization documents of Seaport, any judgment, order, decree, writ or injunction, or any provision of any existing law or regulation to which Seaport is a party or pursuant to which it or any of its assets is bound. The execution and delivery of this Agreement by Seaport, and the consummation of the transactions contemplated hereby by Seaport, do not and will not require (except to the extent, if any, set forth herein) any consent by any third party or such consent has, as of the date hereof, been obtained by Seaport.

(c)  Seaport and its beneficial owner(s) are solvent, able to pay its debts as they become due, and Seaport has sufficient capital to carry on its business and the transactions contemplated by this Agreement, and to meet such other obligations as it may have or acquire in future under the Credit Agreement.

(d)  Seaport does not own (directly or indirectly) any capital stock or other equity or debt securities of any corporation, or have any direct or indirect equity or other ownership or debt interest in any entity or business, or own any other assets (including any intangible assets) other than those held in connection with ScanTech and Pubco.

(e)  Seaport has no outstanding liabilities or obligations of any kind or nature (contingent or accrued) other than those liabilities (i) related to the Permitted Liens, (ii) contained in the Exchange Agreement, (iii) contained in the Credit Agreement, or (iv) otherwise as disclosed in writing by Seaport to the other Parties (collectively, the “Liabilities”). There have been no changes in the financial condition of Seaport since 23 June 2023, other than in the ordinary course of business. There are no outstanding Liabilities of Seaport which are past due, other than those which are the subject of a reasonable good faith dispute. The representations set forth in the preceding two sentences of this Section 9.1(e) shall be required to be updated at Closing.

(f) There are no outstanding options, warrants, or other rights to subscribe for, participate in, or purchase or acquire any interest in Seaport or the rights afforded under the Credit Agreement, or any agreements or arrangements to which Seaport is a party or by which Seaport is bound pursuant to which Seaport is or may be required to issue or sell any additional interest of any kind in Seaport or its rights under the Credit Agreement.

19

(g)  Seaport has filed all required tax returns (or has filed for extensions) that are or were required to be filed by or with respect to it, paid all taxes due, and is not subject to any pending tax audits or assessments pursuant to Applicable Law.

(h)  There are no pending or, to Seaport's knowledge, threatened governmental investigations, actions, suits, arbitrations, claims, or proceedings at law or in equity affecting Seaport which would have a material adverse effect on Seaport's ability to perform under this Agreement, (ii) Seaport has received no written notice of any such threatened or contemplated actions, suits, arbitration, claims, or proceedings at law or in equity, (iii) to Seaport’s knowledge, no proceeding has been threatened in writing against Seaport that may adversely affect the business or any of the assets owned by or used by Seaport or that challenges, or may adversely affect, Seaport’s ability to perform the transactions contemplated herein.

(i)  Seaport does not have, and has never had, any employees.

(j)  Seaport does not own or license any intellectual property material to its business operations, other than as may be incidental to its rights under the Credit Agreement.

(k) Seaport (i) has the full legal right, power, and authority to deliver its respective Seaport Loan for exchange under the Exchange Agreement, and (ii) validly holds the Seaport Loan, its rights and any credit instrument issued under the Credit Agreement, and any successor credit instrument(s) free and clear of all Liens, claims, or encumbrances; and

(l) Seaport has complied, and is now complying, in all material respects with all Applicable Laws relating to its business. Seaport has complied with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, and has not made any unlawful payments to any governmental official or other person.

(m)  No representation or warranty made by Seaport in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

(n)  No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seaport.

8.2 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, Seaport shall have no obligation or liability to the Steele Parties with respect to the inaccuracy or breach of any representation or warranty of Seaport hereunder, to the extent such inaccuracy or breach arises from the act or omission of any Steele Party in breach of its obligations under this Agreement or was consented to by any Steele Party in writing.

20

8.3 The Steele Parties’ Representations. Each Steele Party, each as to itself, represents and warrants to Seaport that as of the date hereof and as of the Closing Date:

(a)  Such Steele Party is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Such Steele Party has full power and authority to execute and deliver this Agreement and all other documents now or hereafter to be executed and delivered by it pursuant to this Agreement (the “Steele Documents”) and to perform all obligations arising under this Agreement and the Steele Documents. This Agreement is, and each of the Steele Documents at the time of execution will be, duly authorized, approved, and executed by such Steele Party. This Agreement does, and upon execution the Steele Documents each will, constitute the legal, valid, and binding obligations of such Steele Party, enforceable in accordance with their respective terms, covenants, and conditions, subject to bankruptcy, reorganization, and other similar laws affecting the enforcement of creditors’ rights generally, except as may be limited by general equitable principles.

(b)  This Agreement and the Steele Documents do not and will not contravene any provision of the Charter Documents and Organization Documents of such Steele Party, any judgment, order, decree, writ or injunction, or any provision of any existing law or regulation to which such Steele Party is a party or pursuant to which it or any of its assets is bound. The execution and delivery of this Agreement by such Steele Party, and the consummation of the transactions, if any, contemplated hereby by such Steele Party, does not and will not require (except to the extent specifically set forth herein) any consent by any third party or such consent has, as of the date hereof, been obtained by such Steele Party.

(c)  Such Steele Party is solvent, able to pay its debts as they become due, and such Steele Party has sufficient capital to carry on its business and the transactions contemplated by this Agreement.

(d)  There are no pending or, to such Steele Party's knowledge, threatened governmental investigations, actions, suits, arbitrations, claims, or proceedings at law or in equity affecting such Steele Party which would have a material adverse effect on such Steele Party's ability to perform under this Agreement and consummate the transactions contemplated herein.

(e)  Such Steele Party (i) has the full legal right, power, and authority to deliver its respective Steele Note for exchange under the Exchange Agreement, and (ii) such Steele Party validly holds its Note, its rights and any credit instrument issued under the Credit Agreement, and any successor credit instrument(s) free and clear of all Liens, claims, or encumbrances.

(f)  Such Steele Party has complied, and is now complying, in all material respects with all Applicable Laws relating to such party's conduct of business with respect to its ownership of its Steele Note.

(g)  No representation or warranty made by such Steele Party in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

(h)  No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Steele Party.

21

8.4 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, no Steele Party shall have any obligation or liability to Seaport with respect to the inaccuracy or breach of any representation or warranty of such Steele Party hereunder, to the extent such inaccuracy or breach arises from the act or omission of Seaport in breach of its obligations under this Agreement or was consented to by Seaport in writing.

9. COVENANTS

9.1 Affirmative Covenants of All Parties. Each party to this Agreement covenants and agrees that, from the date hereof until the termination of this Agreement, it shall:

(a)  Comply with all applicable laws, rules, and regulations in all material respects;

(b) Promptly notify the other parties of any event, circumstance, or development that could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or any other Loan Document;

(c)  Maintain its existence and good standing in its jurisdiction of organization;

(d) Maintain all necessary licenses, permits, and authorizations required for the conduct of its business and the performance of its obligations under this Agreement;

(e) Cooperate with the other parties in good faith to give effect to the provisions of this Agreement and the transactions contemplated hereby.

9.2 Negative Covenants of All Parties. Borrower covenants and agrees that, from the date hereof until the termination of this Agreement, it shall not:

(a)  Take any action that would impair its ability to perform its obligations under this Agreement or any other Loan Document;

(b)  Take any action that would impair or otherwise adversely affect the value of the Collateral or the ability of Borrower or Guarantor to perform in its Obligations under the Credit Agreement; and/or

(c)  Enter into any agreement or commitment that would conflict with its obligations under this Agreement or any other Loan Document.

9.3 Specific Covenants of Seaport. Seaport, in its individual capacity as Lender, covenants and agrees that, from the date hereof until the termination of this Agreement, it shall:

(a)  Not sell, transfer, assign, or otherwise dispose of all or any portion of the Term B Loan or its interests therein without the prior written consent of the Required Term A Lenders, except for the sale of participation interests therein as expressly permitted by Section 12.3(b) below; and

(b)  Promptly notify the Steele Parties and the Agent of any Event of Default or potential Event of Default under the Term B Loans of which it becomes aware.

22

9.4 Specific Covenants of the Steele Parties. Each Steele Party covenants and agrees that, from the date hereof until the termination of this Agreement, it shall:

(a)  Not sell, transfer, assign, or otherwise dispose of all or any portion of the Term A Loan or its interests therein without the prior written consent of the Required Term B Lenders, except (i) for the sale of participation interests therein as expressly permitted by Section 12.3(b) below and (ii) in connection with any Buy-Out by Seaport;

(b)  Promptly notify Seaport and the Agent of any Event of Default or potential Event of Default under the Term A Loans of which it becomes aware; and

(c)  Provide commercially reasonable efforts to cooperate with Seaport and the Agent (at the cost and expense of Seaport) in any reasonable efforts to restructure or remarket the Term A Loans in advance of the Term A Loan Maturity upon the request of Seaport in the event and to the extent that it becomes likely that the Term A Loan will not be repaid in full prior to such date; provided, that the foregoing shall impose no obligation on the part of the Term A Lenders to extend the Term A Loan Maturity.

9.5 Covenants Related to the Borrower and Subsidiary Guarantor. Each party to this Agreement covenants and agrees that it shall:

(a) Not take any action that would cause the Borrower or Subsidiary Guarantor to violate any provision of the Credit Agreement or any other Loan Document;

(b) Promptly notify the other parties of any material adverse change in the financial condition, operations, or prospects of the Borrower or Subsidiary Guarantor of which it becomes aware; and

(c) Comply with all covenants and agreements relating to the Borrower and Subsidiary Guarantor as set forth in the Credit Agreement, which are incorporated herein by reference.

9.6 Information Covenants. Each party to this Agreement covenants and agrees that it shall:

(a)  Promptly provide to the other parties copies of any notices, reports, or other information received from the Borrower or Subsidiary Guarantor that could reasonably be expected to affect the rights or obligations of any party under this Agreement;

(b)  Each Lender agrees to maintain the confidentiality of all non-public information provided by the Borrower, Subsidiary Guarantor, the Agent, or other Lenders in connection with this Agreement or any Loan Document, except as required by law or necessary or advisable to enforce its rights under this Agreement. Each Lender shall take reasonable steps to prevent unauthorized disclosure of such information to third parties, including advisors or representatives, unless such third parties are subject to equivalent confidentiality obligations. Any unauthorized disclosure of non-public information by a Lender or its representatives shall be considered a material breach of this Agreement. The disclosing Lender shall be liable for any damages resulting from such disclosure and may be subject to exclusion from voting on future matters under this Agreement.

23

(c) Each Lender shall promptly notify the other Lenders of: (i) the occurrence of any actual or potential Event of Default under the Credit Agreement or any other Loan Document; (ii) the waiver, cure or ceasing to exist of any actual or potential Event of Default under the Credit Agreement or any other Loan Document; and (iii) any material adverse matter related to the Borrower, Subsidiary Guarantor, or the Collateral that such Lender considers to be of material common interest to the Lenders.

(d) Notwithstanding any other provision of this Agreement, no Lender, in its capacity as Lender, shall be required to disclose information that such Lender, by virtue of legal restrictions applicable to such Lender, is prohibited by applicable law from disclosing to another Lender.

9.7 Information Sharing Among Lenders. Each Lender agrees to share with the other Lenders any material information it receives regarding the Borrower, Subsidiary Guarantor, or the Collateral that could reasonably be expected to affect the rights or obligations of any Lender under this Agreement. The Agent shall facilitate regular information sharing sessions among the Lenders.

9.8 Tax Covenants. Each party to this Agreement covenants and agrees that it shall:

(a)  Comply with all applicable tax laws and regulations in connection with the transactions contemplated by this Agreement;

(b)  Preserve any and all IRS Section 351 and 368 benefits afforded in connection with the Company Merger, as applicable;

(c)  Cooperate in good faith to structure the transactions contemplated by this Agreement in a tax-efficient manner, to the extent possible without adversely affecting the economic or legal substance of the transactions.

9.9 Independent Decision Making. Each Lender acknowledges and agrees that (i) it has made its credit decision regarding the Loans, and shall take, or refrain from taking, any future decision or action, on the basis of its own independent judgment, without reliance on information provided by or expected from, or on views expressed by, any other Lender and (ii) it has not relied on nor shall it rely on any other Lender to inquire into or verify the accuracy or completeness of any information provided by the Borrower or Subsidiary Guarantor or made available by any other Lender, or to review or evaluate the condition of the Borrower or Subsidiary Guarantor.

9.10 Further Assurances. Each party to this Agreement covenants and agrees that it shall, upon the reasonable request of any other party, execute and deliver such further instruments and do and perform such further acts as may be reasonably necessary or proper to carry out more effectively the provisions and purposes of this Agreement.

24

10. DEFAULT; EVENTS OF DEFAULT; REMEDIES

10.1 Default. A "Default" under this Agreement shall be deemed to exist if Agent and/or any Lender (the “Defaulting Party”) fails for any reason to perform any of its duties and obligations under this Agreement (including, without limitation, any (a) failure to make or remit any payment or proceeds as and when due, (b) breach of any representation, warranty, or covenant contained in this Agreement, (c) breach by Agent of the Standard of Care and (d) failure to perform any other obligation under this Agreement). Upon the occurrence of a Default, Agent and the Lenders that are not the Defaulting Party (the “Non-Defaulting Parties”) shall provide written notice to the Defaulting Party of such Default. The Defaulting Party shall have ten (10) business days from receipt of such notice to cure the specified Default. If such Default is not cured by the Defaulting Party within such 10-day cure period, the Non-Defaulting parties may, at their option: (x) Terminate this Agreement upon written notice to the Defaulting Party; (y) Seek specific performance of the Defaulting Party's obligations; or (z) pursue any other remedy available at law or in equity. All remedies under this Agreement are cumulative and not exclusive of any other remedies provided by law. For avoidance of doubt, the foregoing provisions apply only to if Agent and the Lenders, and do not give rise to any rights or powers of any other person or entity (including, without limitation, the Borrower, the Subsidiary Guarantor and/or the any of their respective Affiliates).

10.2 Remedies Upon Event of Default Under Loan Documents. Upon the occurrence and during the continuance of any Event of Default under, or as defined in, the Credit Agreement, the Exchange Agreement and/or any other Loan Document:

(a) Acceleration. Subject to the provisions of the Term A Standstill Period in Article 7 above, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare all or any portion of the Loans, all interest thereon, and all other Obligations to be due and payable immediately.

(b) Enforcement of Rights. Subject to the provisions of the Term A Standstill in Article 7 above, and except as otherwise expressly set forth in the Credit Agreement, the Agent may, and at the request of the Required Lenders (or at the request of any Lender if so permitted under Section 3.13(b), Section 4.3 and/or Section 4.4)) shall, exercise all rights and remedies available under the Loan Documents or applicable law.

(c)  Application of Funds. Any and all funds received by the Agent pursuant to the exercise of any remedies or otherwise in excess of the amount to which any Lender is entitled pursuant to the Payment Waterfall, after being applied in accordance with Section 2.13(a) above, shall be remitted to the Borrower or to such other party(s) as may otherwise be required by law.

(d)  Waiver of Past Defaults. The Required Lenders may, by written notice to the Agent and the Borrower, waive any past default and its consequences. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(d)  Right to Cure. (a) In the event of any Event of Default, subject to the provisions of the Term A Standstill in Article 7 above, Seaport shall have the right, but not the obligation, to cure such Event of Default on behalf of the Borrower or any other party; (b) Any such cure effected by Seaport shall be deemed to have been made by the Borrower or the relevant party for all purposes under this Agreement and the other Loan Documents, provided that the proceeds of such cure in all events shall be applied in accordance with Section 2.13(a) of this Agreement.

25

For the avoidance of doubt, the occurrence of any Event of Default under the Term A Loan shall also represent an Event of Default under the Term B Loan, and the occurrence of any Event of Default under the Term B Loan shall also represent an Event of Default under the Term A Loan.

10.3 Borrower's and Subsidiary Guarantor's Obligations. Nothing in this Article 10 shall affect the Borrower's or Subsidiary Guarantor's obligations under the Credit Agreement or any other Loan Document, which shall remain in full force and effect.

10.4 Collateral Agent Expenses. The parties acknowledge that the Credit Agreement includes provisions for a budget to cover expenses related to outsourcing collateral agent work. Such expenses shall be paid by the Borrower in accordance with the terms set forth in the Credit Agreement. The Agent shall have the right to use third-party services for collateral agent work within the limits of this budget without seeking additional approval from the Lenders.

10.5 Bankruptcy Provisions. In the event of a bankruptcy filing by the Borrower or Subsidiary Guarantor: (a) this Agreement shall remain in full force and effect; (b) the Lenders agree to coordinate their actions in the bankruptcy proceeding to maximize recovery on the Obligations; (c) no Lender shall seek to challenge the validity or priority of another Lender's claims without the consent of the Required Lenders, provided, however, that the Term A Loan shall have priority over the Term B Loan as set forth herein and in the Loan Documents; and (d) The provisions of this Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency Proceeding by or against the Borrower or Subsidiary Guarantor. No Lender shall oppose (or support the opposition of any other Person) in any Insolvency Proceeding any motion or other request by any other Lender to enforce this Agreement. Other than in votes held by and between the Lenders, each Lender hereby covenants to oppose, object to, and vote against any plan of reorganization or liquidation in any Insolvency Proceeding of the Borrower or Subsidiary Guarantor that would adversely affect the enforcement of either Lender's rights under this Agreement or the Credit Agreement.

11. CHOICE OF LAW, VENUE; JURY TRIAL WAIVER & JUDICIAL REFERENCE

New York law governs this Agreement without regard to principles of conflicts of law. Borrower, Agent and Lenders each submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Borrower and Subsidiary Guarantor expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower and Subsidiary Guarantor each hereby waive any objection that either party may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 12.4 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

26

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules. The parties shall mutually select a single arbitrator (or, if they cannot agree, the arbitrator shall be appointed by the Supreme Court of New York County) who shall be a retired judge or justice of any New York state or federal court with experience in complex commercial cases. The arbitration shall take place in New York County, New York, and the parties hereby submit to the jurisdiction of the courts of the State of New York for the purpose of enforcing this provision and entering judgment on any arbitration award. The arbitration proceedings shall be conducted pursuant to and in accordance with the provisions of Article 75 of the New York Civil Practice Law and Rules. The arbitrator shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential, and all records relating thereto shall be permanently sealed to the extent permitted by New York law. If during the course of any dispute, a party desires to seek provisional relief, but an arbitrator has not been appointed at that point pursuant to the arbitration procedures, then such party may apply to the Supreme Court of New York County for such relief. The proceeding before the arbitrator shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings in New York. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings in New York. The arbitrator shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed arbitrator shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall issue a reasoned award. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The arbitrator shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Article 11 shall survive the termination of this Agreement.

27

12.  GENERAL PROVISIONS

12.1  Termination Prior to Term B Loan Maturity Date; Survival. This Agreement shall be binding upon each party upon each party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing of the Company Merger pursuant to the Business Combination Agreement and the Effective Dates of the Exchange Agreement and the Credit Agreement. All covenants, representations, and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Term B Loan Maturity Date by Borrower, effective upon written notice of termination is given to Agent. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. No termination of this Agreement shall in any way affect or impair any right or remedy of Agent or any Lender, nor shall any such termination relieve Borrower of any Obligation to any Lender, until all of the Obligations have been paid and performed in full. Those Obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination and payment in full of the Obligations then outstanding.

12.2  Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without the prior written consent of Agent and each Lender (which may be granted or withheld in Agent’s and/or such Lenders’ sole discretion). Agent and each Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents, subject to the terms of this Agreement.

12.3 Addition of New Lenders; Assignments of Loan.

(a)            New lenders may be added to this Agreement from time to time in respect of the Term B Loan with the unanimous consent of the existing Term B Lenders; provided, however, that no such addition shall have any adverse effect of the Term A Loan or the rights, priorities and/or interests of the Term A Lenders whatsoever. Any such new lender must agree in writing to be bound by the terms of this Agreement. Upon admission, the Pro Rata Shares shall be recalculated to include each such new lender and Section 12.4 shall be amended to include contact information for such new lender.

(b)            Notwithstanding anything to the contrary in this Agreement, no Lender may sell, transfer, encumber or otherwise dispose of all or any part of any Loan held by such Lender without the prior written consent of the Required Lenders; provided, that any Lender shall have the right to sell participation interests in the Loans held by such Lender only as follows: (i) such participation (in the aggregate with all other participations entered into by such Lender) does not exceed forty nine percent (49%) of the principal amount of the Loans held by such Lender and (ii) if the Lender proposing to sell such participation interests is a Term B Lender, Seaport shall at all times prior to the payment in full of the Term A Loans have and maintain full management and control of the Term B Loans.

28

12.4 Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Agent or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 12.4.

If to Borrower:

ScanTech AI Systems Inc.
ATTN: General Counsel
1735 Enterprise Drive

Buford, GA 30518
Email: legal@scantechibs.com

with a copy to:

Ellenoff Grossman & Schole, LLP
ATTN: Jeffrey Rubin
1345 Avenue of the Americas
11th Floor
New York, NY 10105

Email: Jrubin@egsllp.com

If to Subsidiary Guarantor:

ScanTech Identification Beam Systems LLC
ATTN: General Counsel
1735 Enterprise Drive

Buford, GA 30518
Email: legal@scantechibs.com

with a copy to:

Ellenoff Grossman & Schole, LLP
ATTN: Jeffrey Rubin
1345 Avenue of the Americas
11th Floor
New York, NY 10105

Email: Jrubin@egsllp.com

29

If to Seaport:

Seaport Group SIBS LLC
ATTN: OPERATIONS
360 Madison Avenue, 23rd Floor
New York, NY 10017
Email: operations@seaportglobalam.com

If to any Steele Party:

Steele Interests SIBS LLC,

Steele Interests SIBS II LLC,

Steele Interests SIBS III LLC, and/or

Steele Interests SIBS IV LLC

ATTN: Christopher C. McGrew

1609 Main Street

Suite 1001

Sarasota, FL 34236

with a copy to:

Purrington Moody Weil LLP

ATTN: William J. Carmody

245 E. Friendly Avenue

Suite 200

Greensboro, NC 27401

If to Agent:

Seaport Group SIBS LLC
ATTN: OPERATIONS
360 Madison Avenue, 23rd Floor
New York, NY 10017
Email: operations@seaportglobalam.com

12.6 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.7 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

30

12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge, or termination of any obligation under any Loan Document, or release, or subordinate Lenders’ security interest in, or consent to the transfer of, any Collateral shall be enforceable or admissible unless, and only to the extent expressly set forth in a writing signed by Agent, with the consent of the Lenders in accordance with the Lender Intercreditor Agreement or, if such item is not addressed in the Lender Intercreditor Agreement, as consented to by Lenders holding a majority of the Term Loan, and Borrower. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement, or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents. In the event any provision of any other Loan Document is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall exclusively control.

12.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding among Borrower, any Lender, and/or Agent arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11  Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12  Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14  Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

31

12.15  Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16  Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, this Agreement, the Loan Documents, and all rights and obligations of the parties hereunder and thereunder shall automatically terminate and be of no further force or effect upon the earlier of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the date on which none of the Company, the Purchaser, or any holder of Restricted Securities (each as defined in the Business Combination Agreement) has any rights or obligations thereunder, or (iii) 31 December 2024.

12.17 Public Communications. All public communications regarding this Agreement and the transactions contemplated herein, including, without limitation, press releases, investor presentations, and SEC filings, shall be coordinated and approved by the Borrower’s board of directors and its legal counsel, in consultation with any of the other parties hereto. No party shall make any public statement or disclosure relating to this Agreement without the prior written consent of the Borrower, except as required by law.

13. DELIVERIES AT CLOSING; TERMINATION.

13.1 Deliveries at Closing. The following documents shall be delivered by Seaport or the Steele Parties, as set forth below, on or before the Closing Date of the Company Merger and the Effective Date of the Credit Agreement:

(a)  Each of Seaport and the Steele Parties shall execute and deliver to the other this Agreement.

(b)  Each of the Exchange Agreement, the Credit Agreement, and any amendments, exhibits, or annexes thereto, together with any related documents or agreements, shall have been executed and including in any public filings to the extent required by law.

13.2	Termination. This Agreement may be terminated at any time prior to the Closing as follows:

(a)  By mutual written consent of the parties hereto;

(b) By the Steele Parties, in the event of a material breach, inaccuracy, or failure of any representation or warranty or covenant of Seaport that would give rise to the failure of any of the conditions specified in Section 13.1 and such breach, inaccuracy, or failure has not been cured by Seaport within ten (10) Business Days of their receipt of written notice of such breach from any or all of the Steele Parties;

(c)  By Seaport, in the event of a material breach, inaccuracy, or failure of any representation or warranty or covenant of any Steele Party that would give rise to the failure of any of the conditions specified in Section 13.1 and such breach, inaccuracy, or failure has not been cured by such Steele Party(s) within ten (10) Business Days of its receipt of written notice of such breach from Seaport;

32

(d)  By either Seaport or any Steele Party in the event that (i) there shall be any Applicable Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Government Authority shall have issued an order, judgment, injunction, ruling, determination, or decision restraining or enjoining the transactions contemplated by this Agreement, and the same shall have become final and non-appealable; or

(e)  Automatically upon termination of the Business Combination Agreement, the Exchange Agreement, or the Credit Agreement for any reason.

[THIS SPACE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES TO FOLLOW.]

33

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:
SCANTECH AI SYSTEMS INC.

By:	/s/ Karl Brenza
Karl Brenza
Chairman

SUBSIDIARY GUARANTOR:
SCANTECH IDENTIFICATION BEAM SYSTEMS LLC

By:	/s/ Dolan Falconer
Dolan Falconer
Chief Executive Officer

[Signature Page to Intercreditor & Collateral Agency Agreement]

Acknowledged and agreed as at the Effective Date.

AGENT:
SEAPORT GROUP SIBS LLC, as Agent

By:	/s/ Stephen Smith
Stephen Smith
Managing Partner

[Signature Page to Intercreditor & Collateral Agency Agreement]

Acknowledged and agreed as at the Effective Date.

LENDER:
SEAPORT GROUP SIBS LLC, as Lender

By:	/s/ Stephen Smith
Stephen Smith
Managing Partner

[Signature Page to Intercreditor & Collateral Agency Agreement]

Acknowledged and agreed as at the Effective Date.

LENDER:
STEELE INTERESTS SIBS LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew
Managing Member

LENDER:
STEELE INTERESTS SIBS II LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew
Managing Member

LENDER:
STEELE INTERESTS SIBS III LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew
Managing Member

LENDER:
STEELE INTERESTS SIBS IV LLC

By:	/s/ Christopher C. McGrew
Christopher C. McGrew
Managing Member

[Signature Page to Intercreditor & Collateral Agency Agreement]